Exhibit 99.1

Press Release

Source:	BNC Bancorp

Contact:	Richard D. Callicutt II
President and CEO
336-869-9200

BNC Bancorp Announces Record Earnings for Fourth Quarter and Full Year 2014

HIGH POINT, N.C., Jan. 26, 2015 /PRNewswire/ -- BNC Bancorp (NASDAQ: BNCN) ("Company"), parent company for Bank of North Carolina ("Bank"), today reported financial results for the fourth quarter and fiscal year ended December 31, 2014.

Operating earnings for the quarter ended December 31, 2014 totaled $10.3 million, or $0.34 per diluted share, an increase of 6.2% compared to $9.7 million, or $0.33 per diluted share, for the quarter ended September 30, 2014, and an increase of 80.3% from operating earnings of $5.7 million, or $0.21 per diluted share, for the quarter ended December 31, 2013. Operating earnings exclude non-operating income and expenses, which include transaction-related expenses, acquisition-related gains, one-time income and expense items, and gain (loss) on sale of investment securities.

Operating earnings for the fiscal year ended December 31, 2014 totaled $35.3 million, or $1.21 per diluted share, an increase of 84.7% compared to operating earnings of $19.1 million, or $0.71 per diluted share, for the fiscal year ended December 31, 2013.

Net income for the quarter ended December 31, 2014 was $8.5 million, or $0.28 per diluted share, a slight increase compared to net income of $8.3 million, or $0.28 per diluted share, for the quarter ended September 30, 2014, and an increase of 160.0% from net income of $3.3 million, or $0.12 per diluted share, for the quarter ended December 31, 2013.

Net income for the fiscal year ended December 31, 2014 was $29.4 million, or $1.01 per diluted share, an increase of 81.6% from net income available to common shareholders of $16.2 million, or $0.61 per diluted share, for the fiscal year ended December 31, 2013. The increase in net income from 2013 is primarily due to the significant increase in interest-earning assets due to the acquisitions of South Street Financial Corporation ("South Street") and Community First Financial Group, Inc. ("Community First"), respectively, during 2014, as well as the acquisition of Harbor Bank Group ("Harbor"), which closed on December 1, 2014.

Total assets at December 31, 2014 were $4.07 billion, an increase of 26.1% as compared to total assets of $3.23 billion at December 31, 2013.

Highlights for Fourth Quarter 2014:

•	Operating earnings per diluted share of $0.34 for the fourth quarter of 2014, compared to $0.21 for the fourth quarter of 2013;

•	Diluted earnings per share of $0.28 for the fourth quarter of 2014, compared to $0.12 for the fourth quarter of 2013;

•	Completed acquisition of Harbor, which increased our presence in the attractive Charleston, South Carolina market;

•	Announced merger agreement with Valley Financial Corporation ("Valley"), which will mark the Company's initial entrance in Virginia with nine branches in Roanoke and Salem, Virginia;

•	Annualized operating return on average assets of 1.07%, compared to 0.71% for the fourth quarter of 2013;

•	Annualized operating return on tangible common equity ratio of 15.08%, compared to 9.98% for the fourth quarter of 2013;

•	Operating earnings per diluted share of $1.21 for fiscal year 2014, compared to $0.71 for the fiscal year 2013;

•	Operating return on average assets of 0.99% for fiscal year 2014, compared to 0.63% for fiscal year 2013;

•	Operating return on tangible common equity ratio of 13.70% for fiscal year 2014, compared to 8.79% for fiscal year 2013; and

•	Non-accrual loans that were not acquired by the Company have decreased by 40.4% as compared to December 31, 2013.

Richard D. Callicutt II, President and CEO, stated, "We are pleased to report record earnings for both the fourth quarter and full year 2014. These results have been accomplished by maintaining a disciplined two-pronged and complimentary approach to our organic and acquisition growth initiatives, along with a talented and dedicated team to execute this vision. The ability to successfully execute such a strategy continues to allow us to achieve industry leading growth in both earnings and scale throughout the key markets in the Carolinas.

As we have detailed in the past, the early part of this decade was spent expanding our franchise into the key growth markets in the Carolinas, while the past several years has been about creating greater market penetration and leveraging our infrastructure to drive greater operating leverage and net income growth. Just in 2014 alone, the acquisitions of Harbor, South Street and Community First added over $700 million of combined deposits in the high-growth Triangle, Metro-Charlotte, and Charleston markets. Reporting $1.21 in operating earnings per share for 2014, a 70% increase from 2013, provides further evidence that these investments in organic and acquired growth in key markets are paying dividends for our shareholders.

In the fourth quarter, we announced the acquisition of Valley Financial in Roanoke, representing our largest acquisition to date and our initial entry into Virginia. We are extremely excited about Ellis Gutshall, the Valley CEO, and his team joining the BNC family, and I personally look forward to working closely with him to grow and leverage our brand in Southern Virginia.

As we look ahead to 2015, the expected ramp in earnings power will provide the best opportunity in our history to grow capital and tangible book value, and make further advances on our mission to position our Company on balance in terms of capital, earnings, and growth. With economic conditions improving, we remain keenly focused on recruiting exceptional talent, delivering seamless and successful integrations of the Harbor and Valley franchises, and continuing to evaluate growth opportunities that enhance franchise and shareholder value."

Operating Results

Fully-taxable equivalent ("FTE") net interest income for the fourth quarter of 2014 was $39.4 million, an increase of 3.5% from $38.1 million for the third quarter of 2014, and an increase of 23.7% from $31.8 million for the fourth quarter of 2013. FTE net interest margin was 4.55% for the fourth quarter of 2014, a slight increase from 4.54% for the third quarter of 2014, and an increase of 16 basis points from 4.39% for the fourth quarter of 2013. The increase from third quarter 2014 was primarily due to an additional $1.3 million of loan accretion from the acquired loan portfolio, which was offset by additional interest expense due to the issuance of $60 million of 5.50% Fixed to Floating Subordinated Notes. The increase from the fourth quarter of 2013 was primarily driven by a $2.3 million reduction in interest expense associated with our interest rate hedging instrument, which matured in February 2014.

FTE net interest income for the year ended December 31, 2014 was $146.0 million, an increase of 26.1% from $115.8 million for the year ended December 31, 2013. FTE net interest margin was 4.56% for the year ended December 31, 2014, an increase of 27 basis points from 4.29% for fiscal year 2013. This increase was primarily driven by a $9.2 million reduction in interest expense associated with our interest rate hedging instrument, which matured in February 2014. Yield on loans, less accretion from the acquired loan portfolio, was 4.61% for the fourth quarter of 2014, compared to 4.75% for the third quarter of 2014 and 5.04% for the fourth quarter of 2013.

Average interest-earning assets were $3.44 billion for the fourth quarter of 2014, an increase of 3.4% from $3.32 billion for the third quarter of 2014, and an increase of 19.3% from $2.88 billion for the fourth quarter of 2013. Average interest-earning assets were $3.20 billion for the year ended December 31, 2014, an increase of 18.8% from $2.70 billion for the year ended December 31, 2013.

Average interest-bearing liabilities were $2.91 billion for the fourth quarter of 2014, a slight increase from $2.88 billion for the third quarter of 2014, and an increase of 13.7% from $2.56 billion for the fourth quarter of 2013. Average interest-bearing liabilities were $2.78 billion for the year ended December 31, 2014, an increase of 14.6% from $2.43 billion for the year ended December 31, 2013.

The above increases were due to recent acquisitions and continued loan growth across the Company's markets.

The following table is a summary of average yields and costs:

Average Yields / Costs (FTE)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Yield on interest-earning assets	5.18%	5.11%	5.48%	5.18%	5.41%
Cost of interest-bearing liabilities	0.74%	0.65%	1.23%	0.72%	1.24%
Cost of funds	0.63%	0.56%	1.09%	0.62%	1.11%
Net interest spread	4.44%	4.46%	4.25%	4.46%	4.17%
Net interest margin	4.55%	4.54%	4.39%	4.56%	4.29%

Non-interest income was $7.8 million for the fourth quarter of 2014, an increase of 23.4% from $6.3 million for the third quarter of 2014, and an increase of 50.3% from $5.2 million for the fourth quarter of 2013. Adjusted non-interest income, which excludes acquisition-related gains, one-time income arising from insurance settlements and gain (loss) on sale of investment securities, was $7.8 million for fourth quarter of 2014, an increase of 50.6% from the fourth quarter of 2013. Many of the non-interest income sources, such as income from recoveries on acquired loans, income derived from the sale of loans partially guaranteed by the SBA, income derived from our investment brokerage services, income derived from our CRA equity investments and income received from the Federal Deposit Insurance Corporation related to our acquired loan portfolio, are volatile and can vary significantly from period to period.

Non-interest income was $25.0 million for the year ended December 31, 2014, an increase of 9.7% from $22.8 million for fiscal year 2013. Adjusted non-interest income was $24.8 million for the year ended December 31, 2014, an increase of 14.4% from $21.7 million for the year ended December 31, 2013. The increase from 2013 was primarily due to an increase in investment brokerage income, income derived from the sale of loans partially guaranteed by the SBA and income from CRA equity investments.

Non-interest expense was $32.4 million for the three months ended December 31, 2014, an increase of 8.5% compared to non-interest expense of $29.8 million for the third quarter of 2014, and an increase of 13.1% from $28.6 million for the fourth quarter of 2013. Excluding non-operating expenses, adjusted non-interest expense for the fourth quarter of

2014 was $29.5 million, an increase of 7.3% from $27.5 million for the third quarter of 2014, and an increase of 19.3% from $24.7 million for the fourth quarter of 2013. The increase from the third quarter of 2014 is due to seasonally higher fringe benefit expenses, as well as severance payments, additional headcount and facilities charges related to the acquisition of Harbor.

Non-interest expense was $116.5 million for the year ended December 31, 2014, an increase of 18.9% from $97.9 million for the year ended December 31, 2013. Excluding non-operating expenses, adjusted non-interest expense for the year ended December 31, 2014 was $106.9 million, an increase of 16.0% from $92.2 million for the year ended December 31, 2013. The increase from 2013 is primarily due recent acquisitions, as well as overall growth.

The following table details the components of non-interest income and non-interest expense:

Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Three Months Ended			Fiscal Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Non-interest income
Mortgage fees	$2,049	$2,128	$1,710	$7,689	$8,979
Service charges	1,648	1,631	1,354	6,105	4,314
Earnings on bank-owned life insurance	634	559	646	2,382	2,318
Gain (loss) on sale of securities	—	54	10	(511)	(42)
Insurance settlement	—	—	—	768	479
Acquisition-related gain	—	—	—	—	719
Other	3,454	1,935	1,458	8,589	6,039
Total non-interest income	$7,785	$6,307	$5,178	$25,022	$22,806

Non-interest expense
Salaries and employee benefits	$16,423	$14,974	$13,613	$58,910	$51,080
Occupancy	2,365	2,647	1,691	9,145	6,547
Furniture and equipment	1,630	1,651	1,552	6,448	5,542
Data processing and supply	1,053	780	922	3,712	3,219
Advertising and business development	625	667	590	2,666	2,015
Insurance, professional and other services	1,077	826	1,495	3,952	4,655
FDIC insurance assessments	700	821	660	2,932	2,766
Loan, foreclosure and other real estate owned	2,632	2,586	2,093	8,940	8,949
Transaction-related expenses	2,231	2,325	3,884	8,954	5,768
Other	3,630	2,551	2,128	10,818	7,392
Total non-interest expense	$32,366	$29,828	$28,628	$116,477	$97,933

The following is a summary of transaction-related expenses incurred by transaction:

Transaction-Related Expenses
(dollars in thousands; unaudited)

	Three Months Ended			Fiscal Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Transaction	2014	2014	2013	2014	2013
Previous transactions	$—	$—	$—	$—	$1,056
Harbor	1,210	982	—	2,246	—
Community First	585	1,089	83	2,593	83
South Street	55	244	120	3,314	120
Randolph	—	10	3,681	391	4,509
Valley & Other	381	—	—	410	—
Total	$2,231	$2,325	$3,884	$8,954	$5,768

Additional Operating Highlights

Total portfolio loans were $3.08 billion at December 31, 2014, an increase of 35.1% from $2.28 billion at December 31, 2013. Originated loans have increased by $94.6 million, or 4.7%, during the fourth quarter of 2014 and 24.1% during fiscal year 2014. In addition to the recent acquisitions, the Company has also experienced continued growth in commercial real estate and commercial construction loans.

The table below outlines the Company's loan portfolio mix between originated and acquired loans for the past five quarters:

Gross Loan Growth
(dollars in thousands; unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Originated loans	$2,116,441	$2,021,792	$1,865,024	$1,765,248	$1,704,876
Acquired loans	958,657	741,877	805,275	538,827	571,641
Total portfolio loans	$3,075,098	$2,763,669	$2,670,299	$2,304,075	$2,276,517

Change in balance (quarter/quarter):
Total portfolio loans	11.3%	3.5%	15.9%	1.2%	8.4%
Originated loans	4.7%	8.4%	5.7%	3.5%	4.6%
Acquired loans	29.2%	(7.9)%	49.4%	(5.7)%	21.4%

Total deposits at December 31, 2014 were $3.40 billion, an increase of 25.5% from total deposits of $2.71 billion as of December 31, 2013. Wholesale deposits were 25.5% of total deposits at December 31, 2014, a decrease compared to 32.8% as of December 31, 2013. Transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased 35.0% during 2014. At December 31, 2014, time deposits were 35.4% of total deposits, compared to 40.0% at December 31, 2013.

The table below outlines the components of deposits for the past five quarters:

Total Deposit Growth
(dollars in thousands; unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Non-interest bearing demand	$534,792	$482,859	$464,682	$350,415	$324,532
Interest-bearing demand	1,657,931	1,495,186	1,504,397	1,362,454	1,299,399
Time deposits	1,203,674	1,106,163	1,155,569	1,043,457	1,082,799
Total	$3,396,397	$3,084,208	$3,124,648	$2,756,326	$2,706,730

Change in balance (quarter/quarter)	10.1%	(1.3)%	13.4%	1.8%	11.1%

Annual deposit growth	25.5%

Total borrowings at December 31, 2014 were $261.7 million, an increase of 15.3% from total borrowings of $227.1 million as of December 31, 2013. At December 31, 2014, $127.9 million of these borrowings were classified as short-term, while the remaining $133.8 million were classified as long-term.

Asset Quality

The Company incurred $0.8 million in net charge-offs, which represented 0.12% of average loans, for the fourth quarter of 2014, compared to net charge-offs of $0.3 million, or 0.05% of average loans for the third quarter of 2014, and net charge-off losses of $0.4 million, or 0.07% of average loans, for the fourth quarter of 2013. The Company experienced a significant level of recoveries during the third quarter of 2014, which led to a lower level of net charge-offs.

The Company incurred $7.8 million in net charge-offs, which represented 0.30% of average loans, for the year ended December 31, 2014, compared to net charge-offs of $20.7 million, or 0.98% of average loans, for the year ended December 31, 2013.

During the fourth quarter of 2014, the Company recorded a provision for loan losses of $1.0 million, a decrease of 23.2% from $1.3 million recorded in the third quarter of 2014, and a decrease of 58.9% from $2.4 million recorded during the fourth quarter of 2013. The Company recorded a provision for loan losses of $7.0 million for the year ended December 31, 2014, a decrease of 42.5% from $12.2 million recorded during fiscal year 2013.

The allowance for loan losses was $30.4 million at December 31, 2014, a decrease of 7.5% from $32.9 million at December 31, 2013. The components of the allowance for loan loss at December 31, 2014 were as follows:

Allowance for Loan Loss Summary
(dollars in thousands; unaudited)

		Allowance		Allowance
		for	Net	for Loan
	Loans	Loan Losses	Loans	Losses %
Originated loans	$2,116,441	$26,433	$2,090,008	1.25%
Acquired loans	958,657	3,966	954,691	0.41%
Total portfolio loans	$3,075,098	$30,399	$3,044,699	0.99%

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and OREO, totaled $67.3 million, or 1.65% of total assets, at December 31, 2014, a decrease from $88.5 million, or 2.74% of total assets, at December 31, 2013. Nonperforming assets that were not acquired by the Company totaled $32.5 million at December 31, 2014, a decrease of 13.6% from $37.6 million at December 31, 2013.

The following table details our asset quality information for the past five fiscal quarters:

Asset Quality Information
(dollars in thousands; unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Nonaccrual loans - Originated	$8,476	$9,857	$14,360	$11,285	$14,229
Nonaccrual loans - Acquired	16,248	18,135	20,406	23,758	26,630
OREO - Originated	23,989	23,754	23,714	25,996	23,348
OREO - Acquired	18,542	22,718	27,009	18,910	24,258
90 days past due - Originated	—	—	—	—	—
90 days past due - Acquired	—	5	738	—	—
Total nonperforming assets	$67,255	$74,469	$86,227	$79,949	$88,465
Total nonperforming assets - Originated	$32,465	$33,611	$38,074	$37,281	$37,577

Total assets	$4,072,508	$3,735,816	$3,683,230	$3,205,951	$3,229,576
Total portfolio loans	3,075,098	2,763,669	2,670,299	2,304,075	2,276,517
Total originated loans	2,116,441	2,021,792	1,865,024	1,765,248	1,704,876
Net charge-offs, QTD	844	325	2,026	4,615	380
Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	13,577	15,685	14,948	17,924	16,770

Ratio of nonperforming assets to total assets	1.65%	1.99%	2.34%	2.49%	2.74%
Originated nonperforming assets to total assets	0.80%	0.90%	1.03%	1.16%	1.16%

Ratio of nonperforming loans to total portfolio loans	0.80%	1.01%	1.33%	1.52%	1.79%
Originated nonperforming loans to total portfolio loans	0.28%	0.36%	0.54%	0.49%	0.63%

Ratio of allowance for loan losses to total portfolio loans	0.99%	1.11%	1.13%	1.34%	1.44%
Allowance for originated loans to total originated loans	1.25%	1.32%	1.37%	1.47%	1.57%

Annualized net charge-offs to average portfolio loans	0.12%	0.05%	0.32%	0.82%	0.07%

The following is a rollforward of OREO activity for the quarter and year ended December 31, 2014:

Rollforward of OREO
(dollars in thousands; unaudited)

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	Originated	Acquired	Total	Originated	Acquired	Total
Balance at beginning of period	$23,259	$23,213	$46,472	$24,978	$22,628	$47,606
Foreclosures	4,711	2,657	7,368	14,213	11,166	25,379
Transfer to fixed assets	—	—	—	(1,633)	—	(1,633)
Acquired	—	11	11	—	9,729	9,729
Valuation adjustments	(704)	(260)	(964)	(2,725)	(2,160)	(4,885)
Sales	(3,277)	(7,079)	(10,356)	(10,844)	(22,821)	(33,665)
Balance at end of period	$23,989	$18,542	$42,531	$23,989	$18,542	$42,531

Capital Position

At December 31, 2014, shareholders' equity was $390.4 million, an increase of 43.9% from shareholders' equity of $271.3 million as of December 31, 2013. In addition to net income, the increase in shareholders' equity was due to the issuance of 5.4 million shares of common stock during 2014 related to the recent acquisitions.

All of the Bank's and Company's capital ratios exceed the minimum thresholds established for a well-capitalized bank by regulatory measures. The issuance of the Notes also served to increase the Company's total capital ratio.

On January 20, 2015, the Board of Directors of BNC Bancorp declared a $0.05 per share quarterly cash dividend on its common stock, payable February 27, 2015 to shareholders of record on February 13, 2015.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $4.07 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 50 banking offices in North and South Carolina. The Bank's 14 locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp's stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN." The Company's website is www.bncbancorp.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States. BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Forward Looking Statements

This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp's filings with the Securities and Exchange Commission (the "SEC"), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission's website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the
	Three Months Ended
SUMMARY INCOME STATEMENTS	December 31, 2014	December 31, 2013	% Change
Interest income	$42,915	$37,836	13.4%
Interest expense	5,454	7,964	-31.5%
Net interest income	37,461	29,872	25.4%
Provision for loan losses	1,001	2,435	-58.9%
Net interest income after provision for loan losses	36,460	27,437	32.9%
Non-interest income	7,785	5,178	50.3%
Non-interest expense	32,366	28,628	13.1%
Income before income tax expense	11,879	3,987	197.9%
Income tax expense	3,374	716	371.2%
Net income	$8,505	$3,271	160.0%

PER SHARE DATA
Earnings per share, basic	$0.28	$0.12
Earnings per share, diluted	0.28	0.12
Operating earnings per share, diluted (1)	0.34	0.21
Tangible common book value per share (1)	9.41	8.66

Period-end common shares outstanding	32,599	27,303
Weighted average participating common shares:
Basic	30,505	27,293
Diluted	30,599	27,382

PERFORMANCE RATIOS
Return on average assets	0.89%	0.41%
Operating return on average assets (1)	1.07%	0.71%
Return on average common equity	9.59%	4.79%
Return on average tangible common equity (1)	12.57%	5.89%
Operating return on average tangible common equity (1)	15.08%	9.98%
Net interest margin (FTE)	4.55%	4.39%
Average equity to average assets	9.23%	8.48%
Allowance for loan losses as a % of portfolio loans	0.99%	1.44%
Allowance for originated loans as a % of originated portfolio loans	1.25%	1.57%
Nonperforming assets to total assets, end of period	1.65%	2.74%
Originated nonperforming assets to total assets, end of period	0.80%	1.16%
Annualized net charge-offs to total average portfolio loans	0.12%	0.07%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$—	$10
Loss on extinguishment of debt	613	—
Fair value accretion	4,867	4,208
Hedging instrument expense	431	2,700
OREO valuation adjustments, net of FDIC reimbursement	866	713
Transaction-related expenses	2,231	3,884
Goodwill and other intangible assets, net	83,701	34,966

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the
	Year Ended
SUMMARY INCOME STATEMENTS	December 31, 2014	December 31, 2013	% Change
Interest income	$158,142	$138,670	14.0%
Interest expense	19,926	30,063	-33.7%
Net interest income	138,216	108,607	27.3%
Provision for loan losses	7,006	12,188	-42.5%
Net interest income after provision for loan losses	131,210	96,419	36.1%
Non-interest income	25,022	22,806	9.7%
Non-interest expense	116,477	97,933	18.9%
Income before income tax expense	39,755	21,292	86.7%
Income tax expense	10,365	4,045	156.2%
Net income	29,390	17,247	70.4%
Preferred stock dividends and discount accretion	—	1,060	(100.0)%
Net income available to common shareholders	$29,390	$16,187	81.6%

PER SHARE DATA
Earnings per share, basic	$1.01	$0.61
Earnings per share, diluted	1.01	0.61
Operating earnings per share, diluted (1)	1.21	0.71
Tangible common book value per share (1)	9.41	8.66

Period-end common shares outstanding	32,599	27,303
Weighted average participating common shares:
Basic	29,050	26,683
Diluted	29,152	26,714

PERFORMANCE RATIOS
Return on average assets	0.83%	0.54%
Operating return on average assets (1)	0.99%	0.63%
Return on average common equity	9.09%	6.28%
Return on average tangible common equity (1)	11.51%	7.50%
Operating return on average tangible common equity (1)	13.70%	8.79%
Net interest margin (FTE)	4.56%	4.29%
Average equity to average assets	9.07%	8.94%
Allowance for loan losses as a % of portfolio loans	0.99%	1.44%
Allowance for originated loans as a % of originated portfolio loans	1.25%	1.57%
Nonperforming assets to total assets, end of period	1.65%	2.74%
Originated nonperforming assets to total assets, end of period	0.80%	1.16%
Annualized net charge-offs to total average portfolio loans	0.30%	0.98%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$(511)	$(42)
Loss on extinguishment of debt	613	—
Insurance settlement income	768	479
Acquisition related gain	—	719
Fair value accretion	14,879	14,418
Additional accretion from redemption of Series A preferred stock	—	356
Hedging instrument expense	665	9,863
OREO valuation adjustments, net of FDIC reimbursement	3,836	4,175
Transaction-related expenses	8,954	5,768
Goodwill and other intangible assets, net	83,701	34,966

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
SUMMARY INCOME STATEMENTS	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Interest income	$42,915	$40,876	$38,633	$35,718	$37,836
Interest expense	5,454	4,736	4,732	5,004	7,964
Net interest income	37,461	36,140	33,901	30,714	29,872
Provision for loan losses	1,001	1,304	2,140	2,561	2,435
Net interest income after provision for loan losses	36,460	34,836	31,761	28,153	27,437
Non-interest income	7,785	6,307	5,805	5,125	5,178
Non-interest expense	32,366	29,828	29,512	24,771	28,628
Income before income tax expense	11,879	11,315	8,054	8,507	3,987
Income tax expense	3,374	3,047	1,921	2,023	716
Net income	$8,505	$8,268	$6,133	$6,484	$3,271

Net interest income, as reported	$37,461	$36,140	$33,901	$30,714	$29,872
Fully Taxable-Equivalent ("FTE") adjustment	1,915	1,913	1,930	1,990	1,956
Net interest income, FTE	$39,376	$38,053	$35,831	$32,704	$31,828

PER SHARE DATA
Earnings per share, basic	$0.28	$0.28	$0.21	$0.24	$0.12
Earnings per share, diluted	0.28	0.28	0.21	0.24	0.12

Period-end common shares outstanding	32,599	29,475	29,721	27,324	27,303
Weighted average participating common shares:
Basic	30,505	29,472	28,877	27,317	27,293
Diluted	30,599	29,567	29,010	27,460	27,382

PERFORMANCE RATIOS
Return on average assets	0.89%	0.89%	0.69%	0.83%	0.41%
Operating return on average assets (1)	1.07%	1.04%	0.95%	0.87%	0.71%
Return on average common equity	9.59%	10.03%	7.31%	9.70%	4.79%
Return on average tangible common equity (1)	12.57%	13.03%	9.21%	11.53%	5.89%
Operating return on average tangible common equity (1)	15.08%	15.17%	12.43%	12.17%	9.98%
Net interest margin (FTE)	4.55%	4.54%	4.54%	4.61%	4.39%
Average equity to average assets	9.23%	8.83%	9.50%	8.70%	8.48%
Allowance for loan losses as a % of portfolio loans	0.99%	1.11%	1.13%	1.34%	1.44%
Allowance for originated loans as a % of originated portfolio loans	1.25%	1.32%	1.37%	1.47%	1.57%
Nonperforming assets to total assets, end of period	1.65%	1.99%	2.34%	2.49%	2.74%
Originated nonperforming assets to total assets, end of period	0.80%	0.90%	1.03%	1.16%	1.16%
Annualized net charge-offs to total average portfolio loans	0.12%	0.05%	0.32%	0.82%	0.07%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$—	$54	$—	$(565)	$10
Loss on extinguishment of debt	613	—	—	—	—
Insurance settlement income	—	—	—	768	—
Fair value accretion	4,867	3,575	2,981	3,456	4,208
Hedging instrument expense	431	71	—	163	2,700
OREO valuation adjustments, net of FDIC reimbursement	866	1,022	1,313	635	713
Transaction-related expenses	2,231	2,325	3,601	797	3,884
Goodwill and other intangible assets, net	83,701	61,716	62,406	34,597	34,966

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of
SELECTED BALANCE SHEET DATA	December 31, 2014	December 31, 2013	% Change
Portfolio loans:
Originated loans	$2,116,441	$1,704,876	24.1%
Acquired loans	958,657	571,641	67.7%
Allowance for loan losses	(30,399)	(32,875)	(7.5)%
Net portfolio loans	3,044,699	2,243,642	35.7%
Loans held for sale	37,280	30,899	20.7%
Investment securities	506,382	517,795	(2.2)%
Total interest-earning assets	3,669,857	2,908,847	26.2%
Total assets	4,072,508	3,229,576	26.1%

Deposits:
Non-interest bearing deposits	534,792	324,532	64.8%
Interest-bearing demand and savings	1,657,931	1,299,399	27.6%
Time deposits	1,203,674	1,082,799	11.2%
Total deposits	3,396,397	2,706,730	25.5%
Borrowed funds	261,748	227,101	15.3%
Total interest-bearing liabilities	3,123,353	2,609,299	19.7%
Shareholders' equity:
Common equity	380,206	268,024	41.9%
Accumulated other comprehensive income	10,182	3,306	208.0%
Total shareholders' equity	390,388	271,330	43.9%

	As of
SELECTED BALANCE SHEET DATA	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Portfolio loans:
Originated loans	$2,116,441	$2,021,792	$1,865,024	$1,765,248	$1,704,876
Acquired loans	958,657	741,877	805,275	538,827	571,641
Allowance for loan losses	(30,399)	(30,722)	(30,129)	(30,880)	(32,875)
Net portfolio loans	3,044,699	2,732,947	2,640,170	2,273,195	2,243,642
Loans held for sale	37,280	20,906	23,714	18,895	30,899
Investment securities	506,382	489,263	501,626	487,905	517,795
Total interest-earning assets	3,669,857	3,354,964	3,282,682	2,888,886	2,908,847
Total assets	4,072,508	3,735,816	3,683,230	3,205,951	3,229,576

Deposits:
Non-interest bearing deposits	534,792	482,859	464,682	350,415	324,532
Interest-bearing demand and savings	1,657,931	1,495,186	1,504,397	1,362,454	1,299,399
Time deposits	1,203,674	1,106,163	1,155,569	1,043,457	1,082,799
Total deposits	3,396,397	3,084,208	3,124,648	2,756,326	2,706,730
Borrowed funds	261,748	298,642	209,449	149,491	227,101
Total interest-bearing liabilities	3,123,353	2,899,990	2,869,415	2,555,402	2,609,299
Shareholders' equity:
Common equity	380,206	320,433	318,624	273,690	268,024
Accumulated other comprehensive income	10,182	10,214	8,212	6,818	3,306
Total shareholders' equity	390,388	330,647	326,836	280,508	271,330

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended
SELECTED AVERAGE BALANCE SHEET DATA	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Portfolio loans	$2,877,833	$2,721,425	$2,553,931	$2,288,490	$2,268,172
Investment securities	484,092	491,278	496,221	509,740	515,296
Total interest-earning assets	3,436,018	3,322,970	3,165,865	2,879,546	2,878,999
Total assets	3,809,989	3,705,918	3,540,758	3,181,723	3,193,141

Deposits:
Non-interest bearing deposits	519,062	469,712	402,105	335,416	338,454
Interest-bearing demand and savings	1,545,039	1,513,574	1,457,797	1,323,324	1,291,291
Time deposits	1,122,956	1,126,903	1,163,864	1,061,294	1,035,759
Total deposits	3,187,057	3,110,189	3,023,766	2,720,034	2,665,504
Borrowed funds	246,229	244,341	158,288	165,499	235,303
Total interest-bearing liabilities	2,914,224	2,884,818	2,779,949	2,550,117	2,562,353
Shareholders' equity	351,695	327,138	336,297	276,736	270,702

	For the Year Ended
	December 31, 2014	December 31, 2013
Portfolio loans	$2,612,339	$2,104,965
Investment securities	495,251	483,984
Total interest-earning assets	3,202,958	2,696,475
Total assets	3,561,719	3,009,367

Deposits:
Non-interest bearing deposits	432,181	290,765
Interest-bearing demand and savings	1,460,688	1,197,958
Time deposits	1,118,945	1,038,088
Total deposits	3,011,814	2,526,811
Borrowed funds	203,922	193,771
Total interest-bearing liabilities	2,783,554	2,429,817
Shareholders' equity	323,183	269,123

LOAN PORTFOLIO MIX
BNC BANCORP
(Dollars in millions)
(Unaudited)

	As of
	December 31, 2014	September 30, 2014	December 31, 2013
Residential construction	$73.2	$46.7	$32.4
Presold	41.0	29.9	18.1
Speculative	32.2	16.8	14.3

Commercial construction	203.1	154.4	130.5
Residential and commercial A&D	13.3	14.5	8.5
Land	98.2	89.8	105.6
Residential Buildable Lots	27.4	28.9	32.9
Commercial Buildable Lots	25.9	18.7	12.3
Land Held for Development	25.6	23.4	34.5
Raw and Agricultural Land	19.3	18.8	25.9
Commercial Real Estate	1,585.1	1,494.7	1,332.7
Multi-family	82.6	82.7	64.7
Farmland	5.2	4.5	1.0
Owner occupied	590.6	537.7	472.5
Non-owner occupied	906.7	869.8	794.5
Commercial and industrial	192.3	170.1	168.9
Residential mortgage	872.4	755.3	467.9
Consumer	16.4	20.9	13.9
Leases	21.1	17.3	16.1
Total portfolio loans	$3,075.1	$2,763.7	$2,276.5

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Earnings per Share, Diluted (2)	December 31, 2014	September 30, 2014	December 31, 2013
Net income (GAAP)	$8,505	$8,268	$3,271
Add: Transaction-related charges, net of tax	1,406	1,464	2,447
Loss on extinguishment of debt, net of tax	386	—	—
Less: Gain (loss) on sale of investment securities, net of tax	—	34	6
Operating earnings (non-GAAP)	10,297	9,698	5,712

Weighted average fully diluted shares outstanding	30,599	29,567	27,382

Operating earnings per share, diluted (non-GAAP)	$0.34	$0.33	$0.21

	For the Year Ended
Operating Earnings per Share, Diluted (2)	December 31, 2014	December 31, 2013
Net income available to common shareholders (GAAP)	$29,390	$16,187
Add: Transaction-related charges, net of tax	5,641	3,634
Loss on extinguishment of debt, net of tax	386	—
Less: Gain (loss) on sale of investment securities, net of tax	(322)	(26)
Insurance settlement, net of tax	484	302
Acquisition-related gain, net of tax	—	453
Operating earnings (non-GAAP)	35,255	19,092

Weighted average fully diluted shares outstanding	29,152	26,714

Operating earnings per share, diluted (non-GAAP)	$1.21	$0.71

	For the Three Months Ended
Adjusted Non-interest Income (2)	December 31, 2014	September 30, 2014	December 31, 2013
Non-interest income (GAAP)	$7,785	$6,307	$5,178
Less: Gain (loss) on sale of investment securities	—	54	10
Adjusted non-interest income (non-GAAP)	$7,785	$6,253	$5,168

	For the Year Ended
Adjusted Non-interest Income (2)	December 31, 2014	December 31, 2013
Non-interest income (GAAP)	$25,022	$22,806
Less: Gain (loss) on sale of investment securities	(511)	(42)
Insurance settlement	768	479
Acquisition-related gain	—	719
Adjusted non-interest income (non-GAAP)	$24,765	$21,650

	For the Three Months Ended
Adjusted Non-interest Expense (2)	December 31, 2014	September 30, 2014	December 31, 2013
Non-interest expense (GAAP)	$32,366	$29,828	$28,628
Less: Transaction-related expenses	2,231	2,325	3,884
Loss on extinguishment of debt	613	—	—
Adjusted non-interest expense (non-GAAP)	$29,522	$27,503	$24,744

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Year Ended
Adjusted Non-interest Expense (2)	December 31, 2014	December 31, 2013
Non-interest expense (GAAP)	$116,477	$97,933
Less: Transaction-related expenses	8,954	5,768
Loss on extinguishment of debt	613	—
Adjusted non-interest expense (non-GAAP)	$106,910	$92,165

	As of
Tangible Common Book Value per Share (3)	December 31, 2014	December 31, 2013
Shareholders' equity (GAAP)	$390,388	$271,330
Less: Intangible assets	83,701	34,966
Tangible common shareholders equity (non-GAAP)	306,687	236,364

Common shares outstanding	32,599	27,303

Tangible common book value per share (non-GAAP)	$9.41	$8.66

	For the Three Months Ended
Return on Average Tangible Common Equity (3)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Net income (GAAP)	$8,505	$8,268	$6,133	$6,484	$3,271
Plus: Amortization of intangibles, net of tax	453	435	354	232	241
Tangible net income available to common shareholders (non-GAAP)	8,958	8,703	6,487	6,716	3,512

Average common shareholders equity	351,695	327,138	336,297	271,061	270,702
Less: Average intangible assets	68,954	62,101	53,826	34,775	34,045
Average tangible common shareholders' equity (non-GAAP)	282,741	265,037	282,471	236,286	236,657

Return on average tangible common equity (non-GAAP)	12.57%	13.03%	9.21%	11.53%	5.89%

	For the Year Ended
Return on Average Tangible Common Equity (3)	December 31, 2014	December 31, 2013
Net income available to common shareholders (GAAP)	$29,390	$16,187
Plus: Amortization of intangibles, net of tax	1,474	723
Tangible net income available to common shareholders (non-GAAP)	30,864	16,910

Average common shareholders equity	323,183	257,678
Less: Average intangible assets	55,026	32,361
Average tangible common shareholders' equity (non-GAAP)	268,157	225,317

Return on average tangible common equity (non-GAAP)	11.51%	7.50%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Return on Average Assets (2)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Net income (GAAP)	$8,505	$8,268	$6,133	$6,484	$3,271
Plus: Transaction-related expenses, net of tax	1,406	1,464	2,269	502	2,447
Loss on extinguishment of debt, net of tax	386	—	—	—	—
Less: Gain (loss) on sale of investment securities, net of tax	—	34	—	(356)	6
Insurance settlement, net of tax	—	—	—	484	—
Operating earnings (non-GAAP)	10,297	9,698	8,402	6,858	5,712

Average assets	3,809,989	3,705,918	3,540,758	3,181,723	3,193,141

Operating return on average assets (non-GAAP)	1.07%	1.04%	0.95%	0.87%	0.71%

	For the Year Ended
Operating Return on Average Assets (2)	December 31, 2014	December 31, 2013
Net income available to common shareholders (GAAP)	$29,390	$16,187
Plus: Transaction-related expenses, net of tax	5,641	3,634
Loss on extinguishment of debt, net of tax	386	—
Less: Gain (loss) on sale of investment securities, net of tax	(322)	(26)
Insurance settlement, net of tax	484	302
Acquisition-related gain, net of tax	—	453
Operating earnings (non-GAAP)	35,255	19,092

Average assets	3,561,719	3,009,367

Operating return on average assets (non-GAAP)	0.99%	0.63%

	For the Three Months Ended
Operating Return on Average Tangible Common Equity (2)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Net income (GAAP)	$8,505	$8,268	$6,133	$6,484	$3,271
Plus: Amortization of intangibles, net of tax	453	435	354	232	241
Transaction-related expenses, net of tax	1,406	1,464	2,269	502	2,447
Loss on extinguishment of debt, net of tax	386	—	—	—	—
Less: Gain (loss) on sale of investment securities, net of tax	—	34	—	(356)	6
Insurance settlement, net of tax	—	—	—	484	—
Operating tangible net income available to common shareholders (non-GAAP)	10,750	10,133	8,756	7,090	5,953

Average common shareholders equity	351,695	327,138	336,297	271,061	270,702
Less: Average intangible assets	68,954	62,101	53,826	34,775	34,045
Average tangible common shareholders' equity (non-GAAP)	282,741	265,037	282,471	236,286	236,657

Operating return on average tangible common equity (non-GAAP)	15.08%	15.17%	12.43%	12.17%	9.98%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Year Ended
Operating Return on Average Tangible Common Equity (2)	December 31, 2014	December 31, 2013
Net income available to common shareholders (GAAP)	$29,390	$16,187
Plus: Amortization of intangibles, net of tax	1,474	723
Transaction-related expenses, net of tax	5,641	3,634
Loss on extinguishment of debt, net of tax	386	—
Less: Gain (loss) on sale of investment securities, net of tax	(322)	(26)
Insurance settlement, net of tax	484	302
Acquisition-related gain, net of tax	—	453
Operating tangible net income available to common shareholders (non-GAAP)	36,729	19,815

Average common shareholders equity	323,183	257,678
Less: Average intangible assets	55,026	32,361
Average tangible common shareholders' equity (non-GAAP)	268,157	225,317

Operating return on average tangible common equity (non-GAAP)	13.70%	8.79%

(2) Management uses these measures in their analysis of the Company's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

(3) Management believes investors use this measure to evaluate the Company's performance.